EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Elizabeth Berecz (“Employee”) and Nemus Bioscience, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed a Confidential Information and Invention Assignment Agreement with the Company in September 2014 (the “Confidentiality Agreement”);

WHEREAS, the Company and Employee have entered into a Restricted Stock Agreement, dated January 18, 2018 (the “Stock Agreement”), and Employee is subject to the Company’s Officer Change in Control Severance Plan approved February 23, 2015, providing for certain treatment of Employee’s restricted common stock and stock options in the Company upon termination of employment;

WHEREAS, the Company terminated Employee’s employment with the Company effective May 25, 2018 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1. Consideration.

a. Severance Payment. The Company agrees to pay Employee a total of One Hundred Forty Five Thousand Eight Hundred Thirty Three Dollars ($145,833), as calculated in Item 1 of Exhibit A (attached herein) , less applicable withholding, in one lump sum payment made on May 25, 2018. Such payment will be made in accordance with regular payroll direct deposit procedures and Employee will receive a preview of the paystub for this deposit no later than 12:00 noon PST on May 23, 2018 for review.

b. Other Compensation during Transition Period. The Company agrees to pay all compensation due, as calculated in Item 2 of Exhibit A, during the transition period as follows:

Page 1 of 12

i. Standard biweekly payroll amounts totaling $28,846.15

ii. Accrued vacation totaling $14,423.08

iii. Stub period payroll for 5/19-5/25/18 totaling $4,807.69

Such payments will be made in accordance with regular payroll direct deposit procedures and Employee will receive a preview of the paystub for the 5/25/18 payment no later than 12:00 noon PST on May 23, 2018 for review.

c. COBRA. The Company shall reimburse Employee for the payments Employee makes for COBRA coverage for a period of six (6) months, or until Employee has secured other employment, whichever occurs first, provided Employee timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Employee consistent with the Company’s normal expense reimbursement policy, provided that Employee submits documentation to the Company substantiating her payments for COBRA coverage.

d. Resignation. The Company shall process the termination of Employee’s employment as a resignation, and shall represent that Employee resigned from her employment to any potential future employer who contacts the Company’s human resources department and requests confirmation of this information.

2. Stock. Employee acknowledges that as of the Termination Date, Employee will have vested in 700,000 shares of restricted common stock granted on January 18, 2018 pursuant to the Stock Agreement, 350,000 shares of restricted common stock granted on October 20, 2015, and 250,000 options granted on October and November 2014, and no more unvested restricted stock or options. The exercise of Employee’s vested options shall continue to be governed by the terms and conditions of the Company’s option plan, and any other applicable agreement.

3. Benefits. Employee’s health insurance benefits shall cease on the last day of May 2018, subject to Employee’s right to continue her health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date.

4. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

Page 2 of 12

5. Mutual Release of Claims.

By Employee. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on her own behalf and on behalf of her respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; this is in no way a release of Employee’s right to purchase shares of stock of the Company;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

Page 3 of 12

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.

EMPLOYEE FURTHER AGREES, EXCEPT TO ENFORCE THE TERMS OF THE AGREEMENT AND SUBJECT TO THE RIGHTS ENUMERATED IN PARAGRAPH 6, TO WAIVE ANY RIGHT TO RECOVER FRONT PAY, BACK PAY, LIQUIDATED DAMAGES, PUNITIVE DAMAGES, COMPENSATORY DAMAGES, AND ATTORNEYS’ FEES IN ANY SUIT, COMPLAINT, CHARGE, OR OTHER PROCEEDING FILED BY EMPLOYEE OR ANYONE ELSE ON EMPLOYEE’S BEHALF.

By the Company. The Company hereby and forever releases Employee from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against Employee arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement. The Company agrees that this release shall be and remain in effect in all respects as a complete general release as to the matters released.

6. Protected Rights. NOTWITHSTANDING THE ABOVE, BY SIGNING THIS AGREEMENT, EMPLOYEE DOES NOT RELEASE AND DISCHARGE: (A) ANY VESTED RIGHT THAT THE EMPLOYEE MAY HAVE UNDER THE TERMS OF ANY PROFIT-SHARING, RETIREMENT, OR SIMILAR EMPLOYEE WELFARE BENEFIT PLAN ADMINISTRATED BY THE COMPANY; (B) ANY CLAIMS THAT ARE NOT PERMITTED TO BE WAIVED OR RELEASED UNDER APPLICABLE LAW, INCLUDING BUT NOT LIMITED TO, THE RIGHT TO FILE A CHARGE WITH OR PARTICIPATE IN AN INVESTIGATION BY THE EEOC, CLAIMS FOR WORKERS’ COMPENSATION, AND CLAIMS FOR UNEMPLOYMENT COMPENSATION; (C) ANY CLAIM FOR BREACH OF THIS AGREEMENT OR TO CHALLENGE ITS VALIDITY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT (“ADEA”); AND (D) ANY CLAIMS ARISING AFTER THE DATE ON WHICH EMPLOYEE SIGNS THIS AGREEMENT. NOR IS THIS AGREEMENT INTENDED IN ANY WAY TO LIMIT EMPLOYEE’S RIGHT OR ABILITY TO: (A) BRING A LAWSUIT AGAINST THE COMPANY TO ENFORCE THE COMPANY’S OBLIGATIONS UNDER THIS AGREEMENT; (B) MAKE ANY DISCLOSURE OF INFORMATION REQUIRED BY LAW; (C) REPORT A POSSIBLE VIOLATION OF ANY FEDERAL LAW OR REGULATION TO ANY GOVERNMENT AGENCY OR ENTITY INCLUDING BUT NOT LIMITED TO THE EEOC, THE NATIONAL LABOR RELATIONS BOARD (“NLRB”), THE DEPARTMENT OF JUSTICE (“DOJ”), THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), CONGRESS, AND ANY AGENCY INSPECTOR GENERAL, OR MAKING DISCLOSURES THAT ARE PROTECTED UNDER THE WHISTLEBLOWER PROVISIONS OF ANY LAW; (D) INITIATE, PROVIDE INFORMATION TO, TESTIFY AT, PARTICIPATE, OR OTHERWISE ASSIST, IN ANY INVESTIGATION OR PROCEEDING BROUGHT BY ANY FEDERAL REGULATORY OR LAW ENFORCEMENT AGENCY OR LEGISLATIVE BODY, SUCH AS THE EEOC AND SEC, ANY SELF-REGULATORY ORGANIZATION, OR THE COMPANY’S LEGAL, COMPLIANCE, OR HUMAN RESOURCES OFFICERS RELATING TO AN ALLEGED VIOLATION OF ANY FEDERAL, STATE, OR MUNICIPAL LAW; OR (E) RESPOND TO ANY INQUIRY FROM SUCH AUTHORITY, INCLUDING AN INQUIRY ABOUT THE EXISTENCE OF THIS AGREEMENT OR ITS UNDERLYING FACTS. THIS AGREEMENT DOES NOT REQUIRE YOU TO NOTIFY THE COMPANY OF ANY SUCH COMMUNICATIONS OR INQUIRY DESCRIBED IN THIS SECTION OF THE AGREEMENT.

Page 4 of 12

7. No Pending Claims or Assignments. Employee represents and warrants that there are no claims, charges, lawsuits, or any similar matters of any kind filed by her or on her behalf or for her benefit currently pending against the Company or the Releasees, or any of them, in any forum whatsoever, including, without limitation, in any state or federal court, or before any before any federal, state, or local administrative agency, board or governing body. Employee also represents and warrants that there has been no assignment or other transfer of any interest in any claim she may have against the Company or any Releasee, and Employee agrees to indemnify and hold them and each of them, harmless from any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred by them or any of them, as a result of any person asserting any such assignment or transfer. This indemnity shall not require payment as a condition precedent to recover by the Company or any Releasee against Employee under this indemnity.

The Company represents and warrants that there are no claims, charges, lawsuits, or any similar matters of any kind filed by the Company currently pending against Employee, in any forum whatsoever, including, without limitation, in any state or federal court, or before any before any federal, state, or local administrative agency, board or governing body. The Company also represents and warrants that there has been no assignment or other transfer of any interest in any claim the Company may have against Employee, and the Company agrees to indemnify and hold Employee, harmless from any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred by Employee, as a result of any person asserting any such assignment or transfer. This indemnity shall not require payment as a condition precedent to recover by Employee against the Company under this indemnity.

8. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been advised by this writing that: (a) she should consult with an attorney prior to executing this Agreement; (b) she has twenty-one (21) days within which to consider this Agreement; (c) she has seven (7) days following her execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that she has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

Page 5 of 12

9. California Civil Code Section 1542. Employee acknowledges that she has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights she may have thereunder, as well as under any other statute or common law principles of similar effect.

10. No Pending or Future Lawsuits. Employee represents that she has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

The Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Employee. The Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Employee.

11. Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.

12. Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to her immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that she will not publicize, directly or indirectly, any Separation Information.

Page 6 of 12

13. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees. Employee’s signature below constitutes her certification under penalty of perjury that he/she has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with her employment with the Company, or otherwise belonging to the Company.

Employee agrees at all times hereafter to hold in the strictest confidence, and not to use or disclose to any person or entity, any Confidential Information of the Company. Employee understands that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee has called or with whom she became acquainted during the term of her employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to Employee by the Company either directly or indirectly, in writing, orally, or by drawings or observation of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of Employee’s or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Employee hereby grants consent to notification by the Company to any new employer about Employee’s obligations under this paragraph. Employee represents that she has not to date misused or disclosed Confidential Information to any unauthorized party.

14. No Cooperation. Employee agrees that she will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he/she cannot provide counsel or assistance.

The Company agrees that it will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against Employee, unless under a subpoena or other court order to do so. The Company agrees both to immediately notify Employee upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against Employee, the Company shall state no more than that it cannot provide counsel or assistance.

Page 7 of 12

15. Mutual Nondisparagement. Employee agrees to refrain from any disparaging statements about the Company or any of the other Releasees including, without limitation, the business, products, intellectual property, financial standing, future, or employment/compensation/benefit practices of the Company. The Company agrees to refrain from any disparaging statements about Employee. Employee understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or Director of the Company.

16. Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

17. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

18. Nonsolicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

19. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

Page 8 of 12

20. ARBITRATION. ALL CLAIMS, DISPUTES AND OTHER MATTERS IN QUESTION ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE PERFORMANCE HEREOF, SHALL BE SUBMITTED TO, AND DETERMINED BY, ARBITRATION IF GOOD FAITH NEGOTIATIONS AMONG THE PARTIES HERETO, IF ANY, DO NOT RESOLVE SUCH CLAIM, DISPUTE OR OTHER MATTER. SUCH ARBITRATION SHALL PROCEED IN ACCORDANCE WITH THE THEN-CURRENT RULES FOR ARBITRATION ESTABLISHED BY JUDICIAL ARBITRATION MEDIATION SERVICES, INC./ENDISPUTE (“JAMS”), UNLESS THE PARTIES HERETO MUTUALLY AGREE OTHERWISE, AND PURSUANT TO THE FOLLOWING PROCEDURES: (A) THE COMPANY ON THE ONE HAND AND EMPLOYEE ON THE OTHER HAND SHALL APPOINT AN ARBITRATOR FROM THE JAMS PANEL OF RETIRED JUDGES, AND THOSE PARTY-APPOINTED ARBITRATORS SHALL APPOINT A THIRD ARBITRATOR FROM THE JAMS PANEL OF RETIRED JUDGES WITHIN TEN (10) DAYS; IF THE PARTY-APPOINTED ARBITRATORS FAIL TO APPOINT A THIRD ARBITRATOR WITHIN THE TEN (10) DAYS, SUCH THIRD ARBITRATOR SHALL BE APPOINTED BY JAMS IN ACCORDANCE WITH ITS RULES; (B) REASONABLE DISCOVERY SHALL BE ALLOWED IN ARBITRATION; (C) ALL PROCEEDINGS BEFORE THE ARBITRATORS SHALL BE HELD IN ORANGE COUNTY, CALIFORNIA; (D) THE AWARD RENDERED BY THE ARBITRATORS SHALL BE FINAL AND BINDING, AND JUDGMENT MAY BE ENTERED IN ACCORDANCE WITH APPLICABLE LAW AND IN ANY COURT HAVING JURISDICTION THEREOF; (E) THE AWARD RENDERED BY THE ARBITRATORS SHALL INCLUDE (I) A PROVISION THAT THE PREVAILING PARTY IN SUCH ARBITRATION RECOVER ITS COSTS RELATING TO THE ARBITRATION AND REASONABLE ATTORNEYS’ FEES FROM THE OTHER PARTY, (II) THE AMOUNT OF SUCH COSTS AND FEES, AND (III) AN ORDER THAT THE LOSING PARTY PAY THE FEES AND EXPENSES OF THE ARBITRATORS. THE ARBITRATOR SHALL BY THE AGREEMENT OF THE PARTIES EXPRESSLY BE PROHIBITED FROM AWARDING PUNITIVE DAMAGES IN CONNECTION WITH ANY CLAIM BEING RESOLVED BY ARBITRATION HEREUNDER.

21. Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under Section 1 of this Agreement will be made no later than December 31, 2018. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Company reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

22. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

Page 9 of 12

23. No Representations. Employee represents that she has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

24. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

25. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

26. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, Stock Agreement and other stock and option agreements referenced in Paragraph 1, except as modified herein.

27. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

28. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

29. Effective Date. Employee understands that this Agreement shall be null and void if not executed by her within twenty one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

30. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

Page 10 of 12

31. Voluntary Execution of Agreement. Employee understands and agrees that she executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of her claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)	she has read this Agreement;

(b)	she has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of her own choice or has elected not to retain legal counsel;

(c)	she understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	she is fully aware of the legal and binding effect of this Agreement.

Page 11 of 12

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Elizabeth Berecz, an individual

Dated: April 30, 2018	/s/ Elizabeth Berecz
Elizabeth Berecz

Dated: April 30, 2018	Nemus Bioscience, Inc.

	By	/s/ Brian Murphy
Brian Murphy
Chief Executive Officer

Page 12 of 12